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                                 EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                 The State Bank - a Michigan Banking Corporation

               Davison State Bank - a Michigan Banking Corporation

             Community Bank Services, Inc. - a Michigan Corporation









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